                                                                   EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of PairGain Technologies, Inc. on Form S-3 of our reports dated January 23, 1996, appearing in the Annual Report on Form 10-K/A of PairGain Technologies, Inc. for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
March 10, 1997